UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CTRN	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) of Citi Trends, Inc. (the “Company”) held on June 1, 2022, the holders of the Company’s common stock entitled to vote at the meeting (1) elected nine director nominees whose terms will expire at the 2023 annual meeting of stockholders, (2) adopted, on a non-binding, advisory basis, the resolution approving the compensation of the Company’s named executive officers as set forth in the proxy statement, and (3) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023.

The voting results were as follows:

(1) The election of nine directors:

Board of Directors Nominee	For	Against	Abstain	Broker Non-Votes
Brian P. Carney	6,280,056	187,241	5,421	767,293
Jonathan Duskin	6,138,292	328,207	6,219	767,293
Christina Francis	6,406,083	61,014	5,621	767,293
Laurens M. Goff	6,332,261	135,036	5,421	767,293
Margaret L. Jenkins	6,291,599	175,543	5,576	767,293
David N. Makuen	6,406,039	61,357	5,322	767,293
Cara Sabin	6,406,083	61,014	5,621	767,293
Peter R. Sachse	6,316,161	150,340	6,217	767,293
Kenneth D. Seipel	6,331,857	134,489	6,372	767,293

(2) A proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as set forth in the proxy statement:

For	Against	Abstain	Broker Non-Votes
6,348,879	116,164	7,675	767,293

(3) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023:

For	Against	Abstain	Broker Non-Votes
7,166,685	67,517	5,809	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.
Date: June 6, 2022
	By:	/s/ David N. Makuen
	Name:	David N. Makuen
	Title:	Chief Executive Officer